Exhibit 99.1
Lyft Announces First Quarter Results
First quarter revenue of $609.0 million grew 7% quarter-over-quarter
Strong Q1 results reflect ongoing recovery & exceeded outlook

SAN FRANCISCO, CA, May 4, 2021 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its first quarter ended March 31, 2021.

“The improvements we’ve made over the last year are paying off - we’ve built a much stronger business. As the recovery continues, we are confident that we will be able to deliver strong financial results” said Logan Green, co-founder and chief executive officer of Lyft. “We expect to build a significantly larger company by attacking the trillion dollar plus market opportunity in front of us.”

“We had an exceptionally strong Q1 as more people started moving again. Our results meaningfully exceeded our outlook driven by elevated demand across our network,” said Brian Roberts, chief financial officer of Lyft.

“With the pending sale of our Level 5 self-driving division, Lyft is set up to win the transition to autonomous through our hybrid network of human drivers and AVs, advanced marketplace tech, and leading fleet management capabilities,” said John Zimmer, co-founder and president of Lyft.

First Quarter 2021 Financial Highlights
•Lyft reported Q1 revenue of $609.0 million versus $955.7 million in the first quarter of 2020, a decrease of 36 percent year-over-year, but an increase of 7 percent from $569.9 million in the fourth quarter of 2020.
•Net loss for Q1 2021 was $427.3 million versus a net loss of $398.1 million in the same period of 2020. Net loss for Q1 includes $180.7 million of stock-based compensation and related payroll tax expenses and $128.0 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q1 was 70.2 percent compared to 41.7 percent in the first quarter of 2020.
•Adjusted net loss for Q1 2021 was $114.1 million versus an adjusted net loss of $97.4 million in the first quarter of 2020.
•Lyft reported Contribution for Q1 2021 of $337.3 million versus $547.4 million in the first quarter of 2020, down 38 percent year-over-year but up 7 percent from $316.0 million in Q4 2020. Contribution Margin for Q1 2021 was 55.4 percent, which was down by 1.9 percentage points year-over-year but down by just 10 basis points quarter-over-quarter. Contribution Margin for Q1 2021 exceeded the Company's outlook of 51 to 51.5 percent1.
•Adjusted EBITDA loss for Q1 2021 was $73.0 million, an improvement of $12.2 million compared to the first quarter of 2020 and an improvement of $77.0 million compared to the fourth quarter of 2020. The Adjusted EBITDA loss for Q1 2021 was approximately $62 million better than the Company's most recent outlook for its Adjusted EBITDA loss2. Adjusted EBITDA loss margin for Q1 2021 was 12.0 percent versus 8.9 percent in the first quarter of 2020 and versus 26.3 percent in the fourth quarter of 2020.
•Lyft reported $2.2 billion of unrestricted cash, cash equivalents and short-term investments at the end of the first quarter of 2021.

1 Company outlook for Contribution Margin for the first quarter of 2021 as reported during the fourth quarter 2020 Financial Results Earnings Call on February 9, 2021.
2 Company outlook for Adjusted EBITDA loss for the first quarter of 2021 was $135 million as reported on Form 8-K filed March 2, 2021.

	Active Riders			Revenue per Active Rider
	2021	2020	YoY Growth Rate	2021	2020	YoY Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	13,494	21,211	(36.4)%	$45.13	$45.06	0.2%
Three Months Ended June 30		8,688			$39.06
Three Months Ended September 30		12,513			$39.94
Three Months Ended December 31		12,552			$45.40

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft and @Lyft_Comms), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/lyftself-driving, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business, financial position and Lyft’s future profitability and timing for achievement of profitability, as well as Lyft’s proposed sale of its Level 5 self-driving division and strategic objectives. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the full year 2020 and in our Quarterly Report on Form 10-Q that will be filed with the SEC by May 10, 2021. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase, or an additional 927 Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.
Non-GAAP Financial Measures

To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest expense, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges, costs related to acquisitions and costs related to the transfer of certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020 and November 2020, we announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. We believe the costs associated with the restructuring do not reflect performance of our ongoing operations. We believe the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess our ongoing operating performance and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted Net Loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$312,230	$319,734
Short-term investments	1,925,090	1,931,334
Prepaid expenses and other current assets	343,666	343,070
Total current assets	2,580,986	2,594,138
Restricted cash and cash equivalents	183,556	118,559
Restricted investments	940,415	1,101,712
Other investments	10,700	10,000
Property and equipment, net	308,405	313,297
Operating lease right-of-use assets	260,877	275,756
Intangible assets, net	61,282	65,845
Goodwill	182,693	182,687
Other assets	16,930	16,970
Total assets	$4,545,844	$4,678,964
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$69,861	$84,108
Insurance reserves	1,058,416	987,064
Accrued and other current liabilities	1,038,369	954,008
Operating lease liabilities — current	54,203	49,291
Total current liabilities	2,220,849	2,074,471
Operating lease liabilities	252,026	265,803
Long-term debt, net of current portion	651,637	644,236
Other liabilities	12,470	18,291
Total liabilities	3,136,982	3,002,801
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of March 31, 2021 and December 31, 2020; no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of March 31, 2021 and December 31, 2020; 320,510,647 and 314,934,487 Class A shares issued and outstanding, as of March 31, 2021 and December 31, 2020, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding, as of March 31, 2021 and December 31, 2020	3	3
Additional paid-in capital	9,136,881	8,977,061
Accumulated other comprehensive income (loss)	(255)	(473)
Accumulated deficit	(7,727,767)	(7,300,428)
Total stockholders’ equity	1,408,862	1,676,163
Total liabilities and stockholders’ equity	$4,545,844	$4,678,964

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$608,960	$955,712
Costs and expenses
Cost of revenue	412,039	542,419
Operations and support	88,931	133,782
Research and development	238,218	258,739
Sales and marketing	78,620	196,437
General and administrative	207,594	238,440
Total costs and expenses	1,025,402	1,369,817
Loss from operations	(416,442)	(414,105)
Interest expense	(12,568)	(1,507)
Other income, net	3,605	19,169
Loss before income taxes	(425,405)	(396,443)
Provision for income taxes	1,934	1,630
Net loss	$(427,339)	$(398,073)
Net loss per share, basic and diluted	$(1.31)	$(1.31)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	326,165	304,502
Stock-based compensation included in costs and expenses:
Cost of revenue	$8,450	$9,724
Operations and support	4,888	4,133
Research and development	95,590	95,548
Sales and marketing	7,963	4,750
General and administrative	47,338	45,823

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(427,339)	$(398,073)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	34,449	35,474
Stock-based compensation	164,229	159,978
Amortization of premium on marketable securities	1,542	486
Accretion of discount on marketable securities	(361)	(7,826)
Amortization of debt discount and issuance costs	8,471	—
Loss on sale and disposal of assets, net	289	3,228
Other	2,881	87
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	242	(83,653)
Operating lease right-of-use assets	14,966	20,257
Accounts payable	(11,123)	500,004
Insurance reserves	71,352	(403,330)
Accrued and other liabilities	71,391	(25,338)
Lease liabilities	(10,453)	(8,220)
Net cash used in operating activities	(79,464)	(206,926)
Cash flows from investing activities
Purchases of marketable securities	(981,743)	(1,179,343)
Purchase of non-marketable security	—	(10,000)
Purchases of term deposits	(75,000)	(75,000)
Proceeds from sales of marketable securities	17,099	406,508
Proceeds from maturities of marketable securities	1,169,796	1,661,458
Proceeds from maturity of term deposit	36,000	30,000
Purchases of property and equipment and scooter fleet	(10,685)	(34,476)
Cash paid for acquisitions, net of cash acquired	3	(12,440)
Sales of property and equipment	5,653	960
Net cash provided by (used in) investing activities	161,123	787,667
Cash flows from financing activities
Repayment of loans	(9,984)	(6,087)
Proceeds from exercise of stock options and other common stock issuances	3,244	2,372
Taxes paid related to net share settlement of equity awards	(7,652)	(6,762)
Principal payments on finance lease obligations	(9,894)	(6,167)
Net cash provided by financing activities	(24,286)	(16,644)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	34	(120)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	57,407	563,977
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	438,485	564,465
End of period	$495,892	$1,128,442

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$312,230	$597,889
Restricted cash and cash equivalents	183,556	529,091
Restricted cash, included in prepaid expenses and other current assets	106	1,462
Total cash, cash equivalents and restricted cash and cash equivalents	$495,892	$1,128,442
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$26,616	$11,049
Right-of-use assets acquired under finance leases	1,824	—
Right-of-use assets acquired under operating leases	3,177	19,861
Remeasurement of finance and operating lease right of use assets for lease modification	(3,582)	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	—	133,088
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	—	130,089

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Contribution

Revenue	$609.0	$955.7
Less cost of revenue	(412.0)	(542.4)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.8	2.8
Stock based compensation expense	8.4	9.7
Payroll tax expense related to stock-based compensation	1.1	0.7
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	128.0	58.4
Transfer of certain legacy auto insurance liabilities	—	62.5
Contribution	$337.3	$547.4
Contribution Margin	55.4%	57.3%

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA

Net Loss	$(427.3)	$(398.1)
Adjusted to exclude the following:
Interest expense(1)	12.9	1.5
Other income (expense), net(2)	(3.6)	(19.1)
Provision for income taxes	1.9	1.6
Depreciation and amortization	34.4	35.5
Stock-based compensation expense	164.2	160.0
Payroll tax expense related to stock-based compensation	16.5	9.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	128.0	58.4
Costs related to acquisitions	—	0.4
Transfer of certain legacy auto insurance liabilities	—	64.7
Adjusted EBITDA	$(73.0)	$(85.2)
Adjusted EBITDA Margin	(12.0%)	(8.9%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the convertible senior notes and $0.3 million related to the interest component of vehicle related finance leases.
(2) Includes interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.

	Three Months Ended March 31,
	2021	2020
Adjusted Net Loss

Net Loss	$(427.3)	$(398.1)
Adjusted to exclude the following:
Amortization of intangible assets	4.5	7.3
Stock-based compensation expense	164.2	160.0
Payroll tax expense related to stock-based compensation	16.5	9.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	128.0	58.4
Costs related to acquisitions	—	0.4
Transfer of certain legacy auto insurance liabilities	—	64.7
Adjusted Net Loss	$(114.1)	$(97.4)